SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

SOURCEFORGE, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 5, 2007
____________________

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SourceForge, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, December 5, 2007 at 9:00 a.m., local time, at the Company’s principal executive offices located at 650 Castro Street, Suite 450, Mountain View, CA 94041, for the following purposes:

1.	To elect two (2) Class II directors to serve for a three year term and until their successors are duly elected and qualified (Proposal One);

2.	To approve the 2007 Equity Incentive Plan (Proposal Two);

3.	To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2008 (Proposal Three); and

4.	To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 8, 2007 are entitled to notice of and to vote at the meeting.

Mountain View, California	Sincerely,
November 1, 2007

James Jay Seirmarco
Secretary

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with our solicitation of proxies, on behalf of the Board of Directors, for the 2007 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about November 1, 2007. You can vote your shares using one of the following methods:

  Vote through the Internet at the web site shown on the proxy card;

  Vote by telephone using the toll-free number shown on the proxy card;

  Vote by mail by completing and returning a written proxy card; or

  Attend our 2007 Annual Meeting of Stockholders and vote in person.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on December 4, 2007. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.

All stockholders are cordially invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the pre-addressed envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

SOURCEFORGE, INC.
650 Castro Street, Suite 450
Mountain View, CA 94041
______________________

PROXY STATEMENT
______________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of SourceForge, Inc. (the “Company”) for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at the Company’s principal executive offices located at 650 Castro Street, Suite 450, Mountain View, CA 94041, on Wednesday, December 5, 2007, at 9:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number is (650) 694-2100.

     Our Annual Report on Securities and Exchange Commission (“SEC”) Form 10-K/A, containing financial statements for the fiscal year ended July 31, 2007 (“Fiscal Year 2007”), is being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy and our Annual Report on Form 10-K/A were first mailed on November 1, 2007 to all stockholders entitled to vote at the Meeting.

     STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY’S 2007 FORM 10-K/A, NOT INCLUDING EXHIBITS, AT NO CHARGE. IF A STOCKHOLDER PREFERS A COPY OF THE 2007 FORM 10-K/A INCLUDING EXHIBITS, THE STOCKHOLDER WILL BE CHARGED A REASONABLE FEE (WHICH SHALL BE LIMITED TO OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS). REQUESTS FOR COPIES MUST BE MADE BY SENDING A WRITTEN REQUEST TO SOURCEFORGE, INC., 650 CASTRO STREET, SUITE 450, MOUNTAIN VIEW, CA 94041, ATTN: INVESTOR RELATIONS.

Record Date and Share Ownership

     Stockholders of record at the close of business on October 8, 2007 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof. We have one series of stock issued and outstanding, designated as Common Stock, $0.001 par value per share, and one series of undesignated Preferred Stock, $0.001 par value per share. As of the Record Date, 250,000,000 shares of our Common Stock were authorized and 68,468,573 shares of our Common Stock were issued and outstanding. As of the Record Date, 10,000,000 shares of our Preferred Stock were authorized and no shares of our Preferred Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it as follows:

1.	Delivering to us at our principal offices (Attention: Investor Relations) a written notice of revocation before such proxy is used; or

2.	Delivering subsequent proxy instructions as follows:

	—	By Phone: Use the toll free telephone number provided on the proxy card to vote again prior to 11:59 p.m. EST on December 4, 2007 (specific instructions for using the telephone voting system are on the proxy card);

	—	By Internet: Use the Internet voting site listed on the proxy card to vote again prior to 11:59 p.m. EST on December 4, 2007 (specific instructions for using the Internet voting system are on the proxy card);

	—	By Mail: Sign, date and mail another proxy card bearing a later date and deliver such proxy card to our principal offices (Attention: Investor Relations) prior to the use of the original proxy; or

	—	In Person: Attend the Meeting and vote your shares in person.

Voting

     On all matters, each stockholder shall be entitled to one vote for each share of the Company’s capital stock held by such stockholder.

     With respect to the election of directors pursuant to “Proposal One — To elect two (2) Class II directors to serve for a three year term and until their successors are duly elected and qualified,” directors will be elected by a plurality vote of the shares of our Common Stock present or represented and entitled to vote on this matter at the Meeting.

     With respect to the approval of the 2007 Equity Incentive Plan pursuant to “Proposal Two — Approval of the 2007 Equity Incentive Plan,” if a quorum is present and voting, the affirmative vote of a majority of the votes cast is needed to approve the 2007 Equity Incentive Plan.

     With respect to the ratification of Stonefield Josephson, Inc. as the Company’s Independent Registered Public Accountants For the Fiscal Year Ending July 31, 2008 pursuant to “Proposal Three — To ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2008,” if a quorum is present and voting, the affirmative vote of a majority of the votes cast is needed to ratify the appointment of Stonefield Josephson, Inc. as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for our fiscal year ending July 31, 2008 (“Fiscal Year 2008”).

Solicitation of Proxies

     We will bear the cost of soliciting proxies. We may, upon request, reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by proxy or in person at the Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be one of our employees. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the Meeting.

     The Inspector will treat shares that are voted WITHHELD or ABSTAIN, or “broker non-votes,” as being present and entitled to vote for purposes of determining the presence of a quorum but will not treat such shares as votes in favor of approving any matter submitted to the stockholders for a vote. “Broker non-votes” will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for (i) the election of the nominees for directors set forth herein; (ii) the adoption of the 2007 Equity Incentive Plan; and (iii) the ratification of Stonefield Josephson, Inc. as our independent registered public accounting firm for Fiscal Year 2008. With respect to such other business as may properly come before the Meeting or any adjournment thereof, the shares will be voted in the discretion of the proxy holder.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as Votes Cast with respect to that matter.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders that are intended for inclusion in our proxy statement relating to our 2008 Annual Meeting of Stockholders must be received by us at our principal executive offices at 650 Castro Street, Suite 450, Mountain View, CA 94041, Attention: General Counsel, not later than July 4, 2008 and must satisfy the conditions established by the SEC and our bylaws for stockholder proposals in order to be included in our proxy statement for that meeting. Stockholder proposals that are not intended to be included in our proxy materials for such meeting but that are intended to be presented by the stockholder from the floor are subject to the advance notice procedures described below under “Transaction of Other Business.”

Stockholder Information

     If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K/A and proxy materials) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request additional copies by contacting us at SOURCEFORGE, INC., 650 CASTRO STREET, SUITE 450, MOUNTAIN VIEW, CA 94041, ATTN: INVESTOR RELATIONS.

     Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address above to request that only a single copy be delivered in the future.

Transaction of Other Business

     As of the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in this Proxy Statement. If any other matter or matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their discretion. By signing the proxy card, you are granting the persons named in the proxy such discretion.

     Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, as amended, in order for a matter to be deemed properly presented by a stockholder for consideration at this year’s Meeting, timely notice must have been delivered to, or mailed and received by, us not later than 120 days nor more than 150 days before November 1, 2007, the one-year anniversary of the month and day that our proxy statement was released to the stockholders in connection with last year’s annual meeting. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) the name and address of the stockholder proposing such business; (b) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy to introduce the business specified in the notice; (c) if the proposal is for the nomination of directors, a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which the nomination(s) are to be made by the stockholder; (d) such other information regarding the proposal as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the matter been proposed by our Board of Directors; and (e) if the proposal is for the nomination of directors, the consent of each nominee to serve as a director. The chairman of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

PROPOSAL ONE

TO ELECT TWO (2) CLASS II DIRECTORS TO
SERVE FOR A THREE YEAR TERM OR UNTIL THEIR
SUCCESSORS ARE DULY ELECTED AND QUALIFIED

General

     Our Board of Directors has seven authorized directors and currently consists of seven members. We have a classified Board of Directors, which is divided into three classes, each with terms expiring at different times. The three classes are currently comprised of the following directors:

—	Class I consists of Scott E. Howe, Ali Jenab, and Ram Gupta, who will serve until the annual meeting of stockholders to be held in 2009;

—	Class II consists of Andrew Anker and Carl Redfield, who will serve until the annual meeting of stockholders to be held in 2007; and

—	Class III consists of Robert M. Neumeister, Jr. and David B. Wright, who will serve until the annual meeting of stockholders to be held in 2008.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Information Regarding the Nominees

     The term of the two Class II directors, Messrs. Anker and Redfield, will expire on the date of the Meeting.

     On September 5, 2007, the Nominating Committee, which is comprised of Messrs. Anker, Gupta and Redfield, recommended, and the Board of Directors subsequently determined, that it is in the best interests of the Company to nominate the two (2) Class II directors for election to the Board. The nominees, each of whom is standing for reelection, for election by the stockholders to these two positions are:

—	Andrew Anker; and

—	Carl Redfield.

     We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a Class II director at the Meeting will continue until our annual meeting of stockholders held in 2010 or until a successor has been elected and qualified. There are no arrangements or understandings between any of our directors or executive officers and any other person pursuant to which he or she is or was to be selected as one of our directors or officers. There are no family relationships among directors or executive officers of the Company.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named above, each of whom is currently one of our directors. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed above as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.

Vote Required; Recommendation of the Board of Directors

     Directors will be elected by a plurality vote of the shares of our common stock present or represented and entitled to vote on this matter at the Meeting. Accordingly, the two (2) candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the Meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no legal effect on the election of directors once a quorum is present. See “Information Concerning Solicitation And Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES TO SERVE AS CLASS II DIRECTORS.

Information Regarding the Nominees and Other Board Members

     The following table sets forth for each of our current Class I Directors, Class II Directors, Class III Directors, their ages and present positions with the Company as of the Record Date.

Name	Age	Position
Ram Gupta(1) (2)	45	Class I Director
Scott E. Howe(3)	39	Class I Director
Ali Jenab	44	Class I Director
Andrew Anker(1) (2)	42	Class II Director
Carl Redfield(2) (3)	60	Class II Director
Robert M. Neumeister, Jr.(1)	57	Class III Director
David B. Wright(3)	58	Class III Director
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(1)	Member of the Audit Committee.

(2)	Member of the Nominating Committee.

(3)	Member of the Compensation Committee.

     Ram Gupta has served on our Board of Directors since February 2002, and since December 2006, has served as Chairman of our Board of Directors. From December 2005 until May 2007, Mr. Gupta served as president and chief executive officer of Cast Iron Systems, a vendor of application integration appliances. Since June 2007, Mr. Gupta has been a private investor. From August 2000 through October 2004, Mr. Gupta served as executive vice president, products and technology for PeopleSoft, Inc., a provider of enterprise application software that was acquired by Oracle Corporation in January 2005. From November 2004 until November 2005, Mr. Gupta was a private investor. Mr. Gupta is a member of the board of directors of S1 Corporation, Accruent, Inc., Yodlee, Inc., Persistence, Cast Iron Systems, Inc., ComPiere, Inc., and Plateau Systems, Ltd.

     Scott E. Howe has served on our Board of Directors since March 2007. Mr. Howe has served as aQuantive, Inc. (aQuantive)’s President of DRIVEpm/MediaBrokers since September 2005 and as General Manager since DRIVEpm’s founding in December 2003. Mr. Howe has served as president of aQuantive’s Atlas International business since August 2006. In August 2007, stockholders of aQuantive approved an agreement and plan of merger whereby aQuantive became 100% owned by Microsoft Corporation. From October 1999 through November 2003, Mr. Howe served as Vice President and General Manager of aQuantive’s Avenue A business.

     Ali Jenab has served as our Chief Executive Officer and President since July 2002 and as a member of our Board of Directors since June 2001. Mr. Jenab was our President and Chief Operating Officer from February 2001 until July 2002. Until July 2007, Mr. Jenab was a member of the board of directors of Tower Automotive, Inc.

     Andrew Anker has served on our Board of Directors since September 2004. Mr. Anker has served as Six Apart Limited (“Six Apart”)’s executive vice president of corporate development since June 2004. Six Apart is a provider of personal publishing systems and services. From July 2003 through May 2004, Mr. Anker was a private investor. From March 1999 through June 2003, Mr. Anker was a general partner with August Capital, a venture capital fund focused on investing in early-stage technology companies. Mr. Anker has been a member of the board of directors of Ebates Shopping, Inc. since February 2007 and served as a member of the board of directors of ImproveNet, Inc. from March 1999 until December 2002.

     Carl Redfield has served on our Board of Directors since October 1998. Since September 2004, Mr. Redfield has served as senior vice president, New England executive sponsor, of Cisco Systems, Inc. (“Cisco”), a provider of Internet Protocol-based (IP) networking solutions. From February 1997 through September 2004, Mr. Redfield served as Cisco’s senior vice president, manufacturing and logistics. Mr. Redfield is a member of the board of directors of Infinera, Inc., and served as a member of the board of directors of Cincinnati Bell, Inc. from December 2000 until November 2006.

     Robert M. Neumeister, Jr. has served on our Board of Directors since June 2001. From April 2006 until April 2007, Mr. Neumeister served as executive vice president and chief financial officer of Linux Networx, Inc., a provider of Linux supercomputing technology. From November 2005 through March 2006, Mr. Neumeister was a private investor. From January 2003 through October 2005, Mr. Neumeister served as chief financial officer for Dex Media, Inc., a company providing local and national advertisers with directory, Internet and direct marketing solutions. From September 2001 through December 2002, Mr. Neumeister served as chief financial officer for Myriad Proteomics, Inc., a company engaged in mapping the human proteome. Mr. Neumeister is a member of the board of directors of Symmetricom, Inc. and Covad Communications Group.

     David B. Wright has served on our Board of Directors since December 2001. Since June 2006, Mr. Wright has served as chief executive officer for Verari Systems, Inc., a developer of platform-independent blade servers and storage systems. From August 2004 through May 2006, Mr. Wright served as executive vice president, office of the chief executive officer, strategic alliances and global accounts, for EMC Corporation (“EMC”), a provider of products, services, and solutions for information storage and management. From October 2003 until August 2004, Mr. Wright served as an EMC executive vice president and president of EMC’s Legato Systems division, which develops, markets and supports enterprise class storage software products and services. From October 2000 until its acquisition by EMC in October 2003, Mr. Wright served as president and chief executive officer of Legato Systems, Inc. Mr. Wright serves on the board of directors of ISO Properties, Inc. and Verari Systems, Inc.

     See “Corporate Governance” and “Executive Compensation – Compensation of Directors” below for additional information regarding the Board of Directors.

PROPOSAL TWO

APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

General

     The stockholders are being asked to approve a new equity incentive plan, the 2007 Equity Incentive Plan. The Company’s current 1998 Stock Plan is scheduled to expire in October 2008. The Company’s current 1999 Director Option Plan is scheduled to expire in November 2009. The Board of Directors (the “Board”) has approved the 2007 Equity Incentive Plan, subject to approval from the stockholders at the Meeting. If the stockholders approve the 2007 Equity Incentive Plan, it will replace the current version of the Company’s 1998 Stock Plan and the current version of the Company’s 1999 Director Option Plan (such plans are collectively referred to as the “Equity Plans”) and no further awards will be made under the Equity Plans, but the Equity Plans will continue to govern awards previously granted under each respective plan. If the stockholders do not approve the 2007 Equity Incentive Plan, each Equity Plan will remain in effect through the remainder of its respective term. Approval of the 2007 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Meeting.

Purpose

     The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the 2007 Equity Incentive Plan increase the Company’s ability to achieve this objective, especially, in the case of the 2007 Equity Incentive Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help the Company to recruit, reward, motivate and retain talented personnel.

Eligibility to Participate

     The employees, directors and consultants who provide services to the Company and its parent or subsidiaries are eligible to participate in the 2007 Equity Incentive Plan.

Changes Made in the 2007 Equity Incentive Plan

     The following is a summary of some of the differences between the 2007 Equity Incentive Plan and the 1998 Stock Plan and 1999 Director Option Plan:

  The 1998 Stock Plan allows for the grant of stock options and stock purchase rights (through which awards of restricted stock can be made) and the 1999 Director Option Plan allows for the grant of stock options. In addition to awards of stock options and restricted stock, the 2007 Equity Incentive Plan would permit the award of restricted stock units, stock appreciation rights, performance units, performance shares and other stock or cash awards as determined by the 2007 Equity Incentive Plan administrator. Each of these is referred to individually as an “Award.”

  The 2007 Equity Incentive Plan provides that the per share exercise price of stock options granted thereunder will be no less than 100% of the fair market value per share on the date of grant.

  The 2007 Equity Incentive Plan provides that any shares subject to Awards granted with an exercise price less than the fair market value on the date of grant of such Awards will be counted against the numerical limits of 2007 Equity Incentive Plan as two shares for every one share subject thereto. Further, if shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the 2007 Equity Incentive Plan, two times the number of shares so forfeited or repurchased will return to the 2007 Equity Incentive Plan and will again become available for issuance.

     The Board believes strongly that the approval of the 2007 Equity Incentive Plan is essential to the Company’s continued success. In particular, the Company believes that its employees are among its most valuable assets and that the awards permitted under the 2007 Equity Incentive Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which it competes. Such awards also are crucial to the Company’s ability to motivate employees to achieve the Company’s goals.

Vote Required; Recommendation of the Board of Directors

     The approval of the 2007 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

Summary of the 2007 Equity Incentive Plan

     The following is a summary of the principal features of the 2007 Equity Incentive Plan and its operation. The summary is qualified in its entirety by reference to the 2007 Equity Incentive Plan itself, which is set forth in Appendix A hereto.

     The 2007 Equity Incentive Plan provides for the grant of the following types of incentive Awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights, (v) performance units and performance shares, and (vi) and other stock or cash awards. Those who will be eligible for Awards under the 2007 Equity Incentive Plan include employees, directors and consultants who provide services to the Company and its parent or subsidiaries. As of October 8, 2007, 102 employees and 7 directors would have been eligible to participate in the 2007 Equity Incentive Plan.

     Number of Shares of Common Stock Available Under the 2007 Equity Incentive Plan. The maximum aggregate number of shares that may be awarded and sold under the 2007 Equity Incentive Plan is five million two hundred fifty thousand shares, plus any shares subject to stock options or similar awards granted under the Equity Plans that expire or otherwise terminate without having been exercised in full, and shares issued pursuant to awards granted under the Equity Plans that are forfeited to or repurchased by the Company. The shares that may be awarded may be authorized, but unissued, or reacquired common stock. As of November 1, 2007, no Awards have been granted under the 2007 Equity Incentive Plan.

     Shares subject to Awards granted with an exercise price less than the fair market value on the date of grant count against the share reserve as two shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as two shares against the 2007 Equity Incentive Plan share reserve pursuant to the preceding sentence is returned to the 2007 Equity Incentive Plan, the 2007 Equity Incentive Plan reserve will be credited with two shares that will thereafter be available for issuance under the 2007 Equity Incentive Plan.

     If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2007 Equity Incentive Plan. Upon exercise of stock appreciation rights settled in shares, the gross number of shares covered by the exercised portion of the stock appreciation rights will cease to be available under the 2007 Equity Incentive Plan. Shares that have actually been issued under the 2007 Equity Incentive Plan under any Award will not be returned to the 2007 Equity Incentive Plan and will not become available for future distribution under the 2007 Equity Incentive Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2007 Equity Incentive Plan as described above. Shares used to pay the exercise price of an Award or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2007 Equity Incentive Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the 2007 Equity Incentive Plan.

     If the Company declares a stock dividend or engages in a reorganization or other change in its capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the 2007 Equity Incentive Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

     Administration of the 2007 Equity Incentive Plan. The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to as the “Administrator”), will administer the 2007 Equity Incentive Plan. To make grants to certain of the Company’s officers and key employees, the members of any such committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the 2007 Equity Incentive Plan). Subject to the terms of the 2007 Equity Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, and to interpret the provisions of the 2007 Equity Incentive Plan and outstanding Awards. The Administrator may, upon first receiving stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced. The Administrator may not, without stockholder approval, modify or amend an option or stock appreciation right to reduce its exercise price after it has been granted (except as otherwise provided in the 2007 Equity Incentive Plan), or cancel any outstanding option or stock appreciation right and immediately replace it with a new option or stock appreciation right with a lower exercise price.

     Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2007 Equity Incentive Plan. The Administrator determines the number of shares subject to each option, although the 2007 Equity Incentive Plan provides that a participant may not receive options for more than two million shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option to purchase up to an additional one million shares.

     The Administrator determines the exercise price of options granted under the 2007 Equity Incentive Plan, provided the exercise price must be at least equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

     The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

     After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

     Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of Company common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The

Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, except that with respect to restricted stock granted to employees, and except as otherwise provided in the 2007 Equity Incentive Plan, shares of restricted stock will not vest more rapidly than one-third of the total number of shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock (except that the number of shares of restricted stock eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the 2007 Equity Incentive Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but for shares of restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will be granted a right to purchase or acquire more than six hundred thousand shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional three hundred thousand shares of restricted stock in connection with his or her initial employment with the Company.

     Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; except that with respect to restricted stock units granted to employees, and except as otherwise provided in the 2007 Equity Incentive Plan, restricted stock units will not vest more rapidly than one-third of the total number of shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator may provide at the time of or following the date of grant for accelerated vesting for Awards of restricted stock units (except that the number of restricted stock units eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the 2007 Equity Incentive Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2007 Equity Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but for restricted stock units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any fiscal year of the Company, no participant may be granted more than six hundred thousand restricted stock units during any fiscal year, except that the participant may be granted up to an additional three hundred thousand restricted stock units in connection with his or her initial employment to the Company.

     Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of common stock, or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the 2007 Equity Incentive Plan. The Administrator, subject to the terms of the 2007 Equity Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2007 Equity Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than two million shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional one million shares in connection with his or her initial employment with the Company.

     After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for (i) three months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of a stock appreciation right following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the stock appreciation right will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). The participant’s Award agreement may also provide that if the exercise of a stock appreciation right following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the stock appreciation right will terminate on the earlier of (i) the expiration of the term of the stock appreciation right, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws. In no event will a stock appreciation right be exercised later than the expiration of its term.

     Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator, except that with respect to performance units or performance shares granted to employees, and except as otherwise provided in the 2007 Equity Incentive Plan, performance units/shares will not vest more rapidly than one-third of the total number of performance units/shares subject to the Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve months. The Administrator, in its discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units/shares (except that the number of performance units/shares eligible for such accelerated vesting will not exceed 5% of the total number of shares reserved for issuance under the 2007 Equity Incentive Plan) or for accelerated vesting upon or in connection with a change in control or upon or in connection with a participant’s termination of service due to death, disability or retirement. During any fiscal year, for performance units or performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, no participant will receive more than six hundred thousand performance shares and no participant will receive performance units having an initial value greater than one million dollars, except that a participant may be granted performance shares covering up to an additional three hundred thousand shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

     Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the 2007 Equity Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating cash flow; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; return on net assets; return on sales; revenue; sales growth; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index.

     Transferability of Awards. Awards granted under the 2007 Equity Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

     Change in Control. In the event of a change in control of the Company, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or the parent or subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

     Amendment and Termination of the 2007 Equity Incentive Plan. The Administrator will have the authority to amend, alter, suspend or terminate the 2007 Equity Incentive Plan, except that stockholder approval will be required for any amendment to the 2007 Equity Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2007 Equity Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The 2007 Equity Incentive Plan will terminate in December 2017 unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

     The number of Awards that an employee, director or consultant may receive under the 2007 Equity Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the Equity Plans during the last fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of stock options and stock purchase rights under the Equity Plans during the last fiscal year, and (d) the dollar value of such shares based on $3.71 per share, the closing price per share of our common stock on the NASDAQ Global Market as of July 31, 2007, the last business day of Fiscal Year 2007.

		Average
	Number	Per	Shares of
	of	Share	Restricted	Dollar Value
	Options	Exercise	Stock	of Restricted
Name of Individual or Group	Granted	Price	Awarded	Stock
Ali Jenab	—	$ —	542,500	$2,012,675
Richard J. Marino, Jr.(1)	—	—	100,000	371,000
Patricia S. Morris	—	—	120,000	445,200
James Jay Seirmarco	—	—	102,500	380,275
Andrew Zeiger	—	—	112,500	417,375
Darryll Dewan(2)	—	—	137,500	510,125
All executive officers, as a group	60,000	5.08	1,232,500	4,572,575
All directors who are not
executive officers, as a group	180,000	4.59	—	—
All employees who are not
executive officers, as a group	913,975	4.08	275,000	1,020,250
____________________

(1)	Mr. Marino’s employment with the Company terminated in October 2007.

(2)	Mr. Dewan’s employment with the Company terminated in April 2007.

Federal Tax Aspects

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2007 Equity Incentive Plan. Tax consequences for any particular individual may be different.

     Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     As a result of Section 409A of the Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such awards and may be subject to an additional 20% tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions. We strongly encourage recipients of such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.

     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

     Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 2007 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2007 Equity Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2007 Equity Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2007 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL THREE

TO RATIFY THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC.
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JULY 31, 2008

     Our Audit Committee has selected Stonefield Josephson, Inc. (“Stonefield Josephson”), an independent registered public accounting firm, to audit our financial statements for Fiscal Year 2008, and based on this selection, our Board of Directors has unanimously recommended that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our stockholders. Stonefield Josephson was also selected by our Audit Committee to audit our financial statements for Fiscal Year 2007. Notwithstanding the selection or a ratification, the Audit Committee, in its discretion, may direct the appointment of new independent registered public accountants at any time during the fiscal year, if the Audit Committee determines that such a change would be in our best interest and the interest of our stockholders. In the event of a negative vote or ratification, the Audit Committee may reconsider its selection.

Attendance at the Annual Meeting

     The Board of Directors expects that representatives of Stonefield Josephson will be present at the Meeting, afforded the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders.

Accounting Fees

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stonefield Josephson, Inc. (“Stonefield Josephson”) for Fiscal Year 2007 and Company’s fiscal year ended July 31, 2006 (“Fiscal Year 2006”).

Stonefield Josephson Fees	Fiscal Year 2007	Fiscal Year 2006
Audit Fees(1)	$347,832	$257,566
Audit-related Fees(2)	161,778	175,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Stonefield Josephson Fees	$509,610	$432,566
____________________

(1)

“Audit fees” includes fees for professional services principally related to the integrated audits of the Company’s annual and quarterly financial statements and internal control over financial reporting, consultation on matters that arise during a review or audit, reviews of SEC filings and statutory audit fees.

(2)	“Audit related fees” includes fees which are for assurance and related services other than those included in Audit fees.

(3)	“Tax fees” includes fees for tax compliance, tax-related services and advice.

(4)	“All other fees” includes fees for all other non-audit services, including, but not limited to, publications and consulting services on special projects.

Pre-approval Policies and Procedures

     The Audit Committee has adopted a policy regarding non-audit services provided by Stonefield Josephson, our independent registered public accounting firm. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services such as tax-related services are permitted but limited in proportion to the audit fees paid. Third, the Chairman of the Audit Committee pre-approves, with subsequent ratification by the Audit Committee, non-audit services not specifically permitted under this policy and the full Audit Committee reviews the annual plan and any subsequent engagements. Thus, all of the services described above under audit-related fees, tax fees and all other fees were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Independence Assessment by Audit Committee

     The Company’s Audit Committee considered and determined that the provision of the services provided by Stonefield Josephson as set forth herein are compatible with maintaining Stonefield Josephson’s independence.

Vote Required; Recommendation of the Board of Directors

     If a quorum is present and voting, the affirmative vote of the Votes Cast is needed to ratify the appointment of Stonefield Josephson as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for our Fiscal Year 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR OUR FISCAL YEAR 2008.

CORPORATE GOVERNANCE

Statement on Corporate Governance

     We regularly monitor developments in the area of corporate governance. We continue to study the federal laws affecting corporate governance, including the Sarbanes-Oxley Act of 2002, as well as rules proposed and promulgated by the SEC and the National Association of Securities Dealers. We will comply with all applicable new rules and will implement other corporate governance “best practices” as we deem appropriate. We believe that we already have procedures in place to safeguard our stockholders’ interests, including the following:

Board of Directors

     Our Board is composed of six non-employee directors and one employee director, our President and Chief Executive Officer. The non-employee members of our Board hold regular executive sessions.

     Committees. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each of our committees is comprised solely of independent directors as determined pursuant to the listing requirements of The NASDAQ Global Market. Each committee reviews its mandate as legislative and regulatory developments and business circumstances warrant. After re-examining and revising its charter early in fiscal year ending July 31, 2003, and reviewing its revised charter yearly thereafter, the Audit Committee re-examined its charter once again in Fiscal Year 2007 and determined that no changes were necessary. Similarly, the Compensation and Nominating Committees re-examined their respective charters in Fiscal Year 2007 but determined that no changes were necessary. Charters for each of the committees of our Board of Directors are available on our Web site at: http://ir.corp.sourceforge.com/phoenix.zhtml?c=82629&p=irol-govHighlights.

     Independence of the Board of Directors. The Board of Directors has determined that, with the exception of Mr. Jenab, who is the President and Chief Executive Officer of the Company, all of its members are “independent directors” as defined in the listing standards of The NASDAQ Global Market.

     Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board of Directors or the other members of our Board of Directors may do so electronically by sending an email to the following address: ir@corp.sourceforge.com. Alternatively, a stockholder can contact our Chairman of the Board of Directors or the other members of the Board of Directors by writing to: Board of Directors, c/o Chairman of the Board of Directors, SourceForge, Inc., 650 Castro Street, Suite 450, Mountain View, CA 94041. Communications received electronically or in writing will be reviewed by the Company’s General Counsel and distributed to the Chairman of the Board of Directors or the other members of the Board of Directors as appropriate, depending on the facts and circumstances outlined in the communication received.

     Attendance at Annual Stockholder Meetings by the Board of Directors. The Company has not adopted a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders. The Company’s informal policy is that it encourages, but does not require, directors to attend. Mr. Jenab attended the Company’s 2006 Annual Meeting of Stockholders; the other members of the Board of Directors did not attend.

     Board Meetings and Committees

     Our Board of Directors held a total of seven (7) meetings during Fiscal Year 2007. With the exception of Carl Redfield, who attended 57% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which he served, no director serving throughout Fiscal Year 2007 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.

     The Audit Committee consists of Messrs. Neumeister, Gupta and Anker, each of whom is “independent,” as such term is defined by the listing standards of the NASDAQ Global Market. Our Board has determined that Mr. Neumeister is an independent director and qualifies as the “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. The Audit Committee reviews our internal accounting procedures and consults with, reviews the services provided by and selects our independent registered public accountants. In particular, the Audit Committee is responsible for overseeing the engagement, independence, and services of our independent auditors. The Audit Committee also serves to: (i) act as an independent and objective party to monitor our financial reporting process and internal control system; (ii) review and appraise the audit efforts of our independent auditors; (iii) evaluate our quarterly and annual financial performance as well as our compliance with laws and regulations; (iv) oversee management’s establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, counsel and the Board of Directors. The Audit Committee held eleven (11) meetings during Fiscal Year 2007.

     The Compensation Committee consists of Messrs. Wright, Redfield and Howe, each of whom is “independent,” as such term is defined by the listing standards of The NASDAQ Global Market. The Compensation Committee reviews and recommends to the Board of Directors the salaries, incentive compensation and benefits of our officers and employees and administers our stock plans and employee benefit plans. The Compensation Committee held nine (9) meetings during Fiscal Year 2007.

     The Nominating Committee consists of Messrs. Anker, Gupta and Redfield, each of whom is “independent,” as such term is defined by the listing standards of The NASDAQ Global Market. The Nominating Committee identifies and evaluates qualified individuals who may become directors, determines the composition of the Board of Directors and its committees and monitors the process to assess the Board of Director’s effectiveness. The consideration of any candidate for director will be based on the Nominating Committee’s assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board of Directors at that time. While the Nominating Committee has not established specific minimum qualifications for director candidates, the Nominating Committee believes that candidates and nominees should reflect a Board that is predominately independent and that is comprised of directors who (1) are of high integrity, (2) have broad, business-related knowledge and experience, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Nominating Committee held four (4) meetings during Fiscal Year 2007.

     The Nominating Committee considers nominees proposed by a number of sources, including management and stockholders. To recommend a prospective nominee for the Nominating Committee’s consideration, stockholders should submit the candidate’s name and contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and SourceForge, Inc. within the last three years and evidence of the nominating person’s ownership of SourceForge, Inc. Common Stock to the Company’s General Counsel in writing at the following address: 650 Castro Street, Suite 450, Mountain View, CA 94041.

     Compensation Committee Interlocks and Insider Participation

     Our Board of Directors established the Compensation Committee in October 1999. Prior to establishing the Compensation Committee, our Board of Directors as a whole performed the functions delegated to the Compensation Committee. No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Since the formation of our Compensation Committee, none of its members has been our officer or employee.

Employee Matters

     In October 2002, we adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which has been executed by all of the Company’s employees and directors. Our Code of Conduct is available on our Web site at http://www.sourceforge.com/investors.php.

     We require all employees and directors to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. Employees and directors are required to report to our General Counsel any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

     In accordance with the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder by the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received by us or the Audit Committee regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. We are monitoring developments in this field and, if necessary or appropriate, will adopt new procedures consistent with new legislation or regulations.

     Other Matters

     Disclosure. We have established a disclosure committee comprised of certain senior executives and managers to specify, coordinate and oversee the review procedures that we use each quarter to prepare our periodic SEC filings.

     Equity Plans. Our standard practice is to obtain stockholder approval before implementing equity compensation plans.

EXECUTIVE OFFICERS

     The name, age, position and a brief account of the business experience of our Chief Executive Officer and each of our other executive officers as of the Record Date are set forth below.

Named Executive Officers

Name	Age	Position
Ali Jenab	44	President, Chief Executive Officer and Class I Director
Jeff Bates	31	Vice President, Editorial Operations
Patricia S. Morris	43	Senior Vice President and Chief Financial Officer
Caroline Offutt	43	Vice President, General Manager, ThinkGeek, Inc.
Michael Rudolph	42	Vice President, SourceForge.net and SourceForge.net Marketplace
James Jay Seirmarco	42	Vice President, General Counsel and Corporate Secretary
Andrew Zeiger	40	Vice President, Sales

     Mr. Jenab’s biographical information can be found above under “Proposal One — To elect two (2) Class II directors to serve for a three year term and until their successors are duly elected and qualified.”

     Jeff Bates has served as Vice President, Editorial Operations and Executive Editor of Slashdot since July 2004. From May 2001 to July 2004, Mr. Bates was director, media operations for the Company’s online media business.

     Patricia S. Morris has served as Senior Vice President and Chief Financial Officer since July 2006. From June 2004 to June 2006, Ms. Morris served as vice president, finance of IGN Entertainment, Inc., an Internet media and services provider focused on the videogame and entertainment enthusiast markets (now a unit of Fox Interactive Media, Inc.). From April 2004 to June 2004, Ms. Morris served as vice president, finance of Liberate Technologies (“Liberate”), a provider of software for digital cable television systems. From December 2003 to April 2004, Ms. Morris also performed consulting services for Liberate. From December 2002 to April 2004, Ms. Morris was chief accounting officer at Sagent Technology, Inc., a business intelligence solutions provider.

     Caroline Offutt has served as Vice President, General Manager, ThinkGeek, Inc. since December 2006. Ms. Offutt joined the Company as Director, General Manager, ThinkGeek, Inc. in December 2004. From September 2003 to December 2004, Ms. Offutt served as director, merchandising and operations at Tactical Express, LLC, a direct marketer of federal law enforcement gear. From March 2001 to September 2003, Ms. Offutt served as director, operations at Safety-911, Inc., a direct marketer of public safety equipment.

     Michael Rudolph has served as Vice President, General Manager, SourceForge.net and SourceForge.net Marketplace since November 2006. Mr. Rudolph joined the Company in July 2006 as Vice President of SourceForge. net Marketplace. From December 2001 to July 2006, Mr. Rudolph was director, marketing at eBay, Inc. (“eBay”), a company that offers Internet platforms for global commerce, payments and communications.

     James Jay Seirmarco has served as the Company’s Vice President and General Counsel since August 2001. In June 2006, Mr. Seirmarco was appointed Corporate Secretary. From July 2005 through October 2006, Mr. Seirmarco also served as Vice President and General Manager, SourceForge.net. Mr. Seirmarco joined the Company in August 2000 as Corporate Counsel.

     Andrew Zeiger has served as Vice President, Sales for the Company’s online media business since October 2004. From August 2003 to October 2004, Mr. Zeiger was Vice President, Sales at JiWire, Inc., a mobile broadband advertising network, delivering premium, location-driven Ads for Access™ on Wi-Fi, WiMAX and 3G networks. From July 2002 to August 2003, Mr. Zeiger was director, sales at Omniva Policy Systems, an enterprise email software company.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

David B. Wright, Chairman
Carl Redfield
Scott E. Howe

Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

     Overview of Compensation Program and Philosophy

     SourceForge, Inc. (“SourceForge”) has designed its executive compensation program and philosophy to attract, motivate and retain talented executives responsible for the success of SourceForge, which operates in online media and e-commerce, two extremely competitive and rapidly changing fields of endeavor. With this in mind, we strive to set our compensation programs within the appropriate competitive framework and based on a compensation philosophy of “pay for performance” that depends on the achievement of overall financial results and individual contributions by executives and employees. Within this overall philosophy, our objectives are to:

  Motivate executive officers to achieve quantitative financial and qualitative non-financial goals and create a direct, meaningful link between achievement of these goals and individual executive compensation;

  Align the financial interests of executive officers with those of SourceForge’s stockholders by providing significant equity-based, long-term incentives in the form of restricted stock and/or stock options, while carefully considering both stockholder dilution and financial accounting compensation expense; and

  Offer a total compensation program that takes into consideration the executive compensation practices of a specifically identified peer group of companies, including competitors of SourceForge.

     The Compensation Committee uses these objectives as a guide in establishing the compensation programs, practices and packages offered to SourceForge’s executive officers and in assessing the proper allocation between long- and short-term incentive compensation and cash and non-cash compensation. However, there is no pre-established policy or target for the allocation between long- and short-term incentive compensation and cash and non-cash compensation.

     Role and Authority of Our Compensation Committee

     The members of the Compensation Committee are directors David B. Wright (Chair), Carl Redfield and Scott E. Howe. Each of these individuals qualifies as (i) an “independent director” under the requirements of The NASDAQ Global Market, (ii) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) an “outside director” under Section 162(m) of the Code.

     Our Board of Directors created the Compensation Committee to carry out the Board of Directors’ responsibilities to: (i) oversee SourceForge’s compensation policies, plans and benefits programs; (ii) oversee the compensation of SourceForge’s Chief Executive Officer and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934); (iii) evaluate and approve the executive officer compensation plans, policies and programs of SourceForge; and (iv) oversee the design of SourceForge’s equity compensation and incentive plans. The Compensation Committee reviews and establishes the executive compensation packages offered to our Chief Executive Officer and other named executive officers. In doing so, our Compensation Committee is responsible for ensuring that such packages are consistent with our compensation program and philosophy.

     The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on SourceForge’s website at the “Investor Relations” page, with URL http://media.corporate-ir.net/media_files/irol/82/82629/corpgov/SourceForge_Comp_Committee_Charter.pdf.

     The Compensation Committee’s responsibilities are discussed in detail in the charter and include:

  Reviewing and approving for our Chief Executive Officer and other executive officers (a) annual base salary, (b) fiscal year incentive bonus plans, including specific quarterly goals, (c) equity compensation, (d) any employment agreements, severance arrangements and change in control arrangements, and (e) any other significant benefits or compensation arrangements not available to employees generally;

  Reviewing and approving corporate goals and objectives relative to the compensation of our Chief Executive Officer and executive management, evaluating their performance in light of these and other factors related to the performance of SourceForge, including the accomplishment of SourceForge’s long-term business and financial goals; and

  Overseeing the design of SourceForge’s equity compensation and executive incentive plans and acting as the administrator of such plans for all employees.

     The Compensation Committee has the final decision-making authority with respect to the compensation of our named executive officers. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and/or consult with SourceForge’s Human Resources department as the Compensation Committee determines to be appropriate. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by applicable law. The Compensation Committee has authorized members of management to make salary adjustments under guidelines approved by the Compensation Committee for all employees other than named executive officers.

     Role of Executive Officers in Compensation Decisions

     The Compensation Committee on occasion meets with Mr. Jenab, our Chief Executive Officer, to obtain recommendations with respect to the compensation programs, practices and packages for the named executive officers (aside from Mr. Jenab himself), executive officers and other key employees. The Compensation Committee considers, but is not bound to and does not always accept, Mr. Jenab’s recommendations. Mr. Jenab and other executives or employees sometimes attend the Compensation Committee’s meetings, but they leave the meetings as appropriate when the Compensation Committee intends to meet independently. The Compensation Committee makes decisions with respect to Mr. Jenab’s compensation package without him present.

     Role of Compensation Consultant

     During Fiscal Year 2006, the Compensation Committee engaged J. Richard & Co. (“Richard & Co.”), a consulting company specializing in executive officer and director compensation, to conduct a competitive review and analysis of our executive compensation program and make recommendations for Fiscal Year 2007 executive officer compensation. Richard & Co. continues to serve at the discretion of the Compensation Committee.

     Selection of Fiscal Year 2007 Peer Companies

     In analyzing our executive compensation program for Fiscal Year 2007, Richard & Co. used the following group of peer companies (collectively referred to herein as the “Fiscal Year 2007 Peer Companies”), which were selected on the basis of their fiscal and business similarities to SourceForge as of June 2006 and were approved by the Compensation Committee:

●	Agile Software Corporation, San Jose, CA	●	Interwoven, Inc., Sunnyvale, CA
●	Borland Software Corporation, Cupertino, CA	●	Novatel Wireless, Inc., San Diego, CA
●	Callidus Software, Inc., San Jose, CA	●	Opsware, Inc., Sunnyvale, CA
●	Chordiant Software, Inc., Cupertino, CA	●	Selectica, Inc., San Jose, CA
●	Cybersource Corporation, Mountain View, CA	●	Sonic Solutions, Novato, CA
●	Embarcadero Technologies, Inc., San Francisco, CA	●	SupportSoft, Inc., Redwood City, CA
●	Intervideo, Fremont, CA	●	Synplicity, Inc., Sunnyvale, CA
●	Tumbleweed Communications Corp., Redwood City, CA

     Because each of the Fiscal Year 2007 Peer Companies was traded on the NASDAQ Global Market system as of June 2006, the compensation practices of the Peer Companies were generally gathered through publicly available information. Richard & Co. used such publicly-available information to assess the market compensation levels for officers at the Peer Companies with positions comparable to our Chief Executive Officer and other executive officers. This assessment included base salary, target incentives and total cash compensation. Richard & Co. also reviewed each Peer Company’s practices concerning stock option grants and other long-term, equity-based incentive awards.

     Overall, based on the benchmarking and targets used by the Compensation Committee in setting levels of base salary and short-term and long-term incentive compensation (as described below), Richard & Co. concluded that SourceForge’s executive compensation package generally was consistent with our stated compensation philosophy (as described above) and competitive with the Fiscal Year 2007 Peer Companies on an aggregate basis.

     Fiscal 2008 Peer Companies

     For Fiscal Year 2008, Richard & Co. recommended, and the Compensation Committee approved, modifications to the group of peer companies for use in conducting director and officer compensation analyses. These changes were intended to reflect SourceForge’s present size, and to add companies better aligned with its current strategy and business. The following are the companies that were selected, which are collectively referred to herein as the “Fiscal Year 2008 Peer Companies:”

●	Agile Software Corporation, San Jose, CA	●	Opsware, Inc., Sunnyvale, CA
●	Borland Software Corporation, Cupertino, CA	●	Selectica, Inc., San Jose, CA
●	Callidus Software, Inc., San Jose, CA	●	Sonic Solutions, Novato, CA
●	Chordiant Software, Inc., Cupertino, CA	●	SupportSoft, Inc., Redwood City, CA
●	Cybersource Corporation, Mountain View, CA	●	Synplicity, Inc., Sunnyvale, CA
●	Interwoven, Inc., Sunnyvale, CA	●	Tumbleweed Communications Corp., Redwood City, CA
●	Novatel Wireless, Inc., San Diego, CA	●	Bankrate, Inc., No. Palm Beach, FL
●	CNET Networks, Inc., San Francisco, CA	●	Jupitermedia Corporation, Darien, CT
●	LookSmart, LTD, San Francisco, CA	●	TechTarget, Inc., Needham, MA

     Because each of the Fiscal Year 2008 Peer Companies was traded on the NASDAQ Global Market system as of September 2007, data on the compensation practices of the Fiscal Year 2008 Peer Companies generally was gathered through publicly available information.

     Components of Compensation

     The principal components of SourceForge’s executive officer compensation include:

  Base salary;
  Variable incentive cash bonus awards;
  Long-term equity-based incentive awards;
  Severance and/or change of control protection;
  Retirement benefits provided under a 401(k) plan; and
  Generally available benefit programs.

     The Compensation Committee selected these components because it believes each is necessary to help SourceForge attract and retain the executive talent on which our success depends. These components also allow us to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Compensation Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy.

     The Compensation Committee reviews the entire executive compensation program on at least an annual basis. The Compensation Committee is aided in this review by its compensation consultant (which was Richard & Co. in Fiscal Year 2007). However, the Compensation Committee may also at any time review one or more components as necessary or appropriate to ensure such components remain competitive and appropriately designed to reward performance. In setting compensation levels for a particular named executive officer, the Compensation Committee considers both individual and corporate factors. In general, compensation is targeted at the following percentiles, as compared to the applicable peer companies:

Components of Compensation	Target
Base salary	50th percentile
Total cash compensation (base salary and bonus)	50th to 65th percentile with 75th percentile for above
plan performance
Long-term equity-based compensation	50th to 75th percentile

     Base Salary and Variable Incentive Awards

     Base Salary

     SourceForge provides base salary to its named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year. As described above, the Compensation Committee reviews information provided by Richard & Co. with respect to similarly situated individuals at peer companies to assist it in determining base salary for each named executive officer. In addition, the Compensation Committee considers each executive officer’s experience, skills, knowledge, responsibilities and performance and, with respect to our Chief Executive Officer, SourceForge’s performance as a whole. For newly hired executive officers, the Compensation Committee considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join SourceForge. The Compensation Committee believes that targeting base salaries to the 50th percentile, when coupled with higher targeted percentiles in variable compensation, strikes an effective balance between retention of executive talent and rewarding of achievement of planned revenue growth, total stockholder return and operating income growth.

     The Compensation Committee typically reviews executive officer base salaries in the first quarter of each fiscal year. Increases are considered within the context of our overall annual merit increase budget before specific individual and market competitive factors are considered. The Compensation Committee does not apply specific formulas to determine increases.

     For Fiscal Year 2008, on September 5, 2007, the Compensation Committee approved an increase to Ms. Morris’s base salary from $250,000 to $265,000. The Compensation Committee left base salaries unchanged for Messrs. Jenab, Marino and Zeiger. For Fiscal Year 2008, Mr. Seirmarco’s base salary was increased from $210,000 to $216,000. In reaching its decisions regarding Fiscal Year 2008 named executive officer cash compensation, the Compensation Committee considered individual contribution during Fiscal Year 2007 along with SourceForge’s revenue growth, total stockholder return and operating income growth as compared to its peers.

     During Fiscal Year 2007, the Compensation Committee left base salaries unchanged for Ms. Morris, and Messrs. Marino and Jenab. Mr. Seirmarco’s base salary was increased from $191,000 to $210,000, and Mr. Zeiger’s base salary was increased from $170,000 to $200,000. In reaching its decisions regarding Fiscal Year 2007 named executive officers cash compensation, the Compensation Committee considered market data provided by Richard & Co. for the cash compensation paid to named executive officers at the Fiscal Year 2007 Peer Companies, and also considered SourceForge’s revenue growth, total stockholder return and operating income growth as compared to its peers.

     In addition to targeting base salaries for named executive officers in part based upon recognition of individual contributions to the Company’s success, and seeking to align compensation with specified peer groups, the Compensation Committee also endeavors to align such compensation with median base salary increases, if any, for similarly-situated executives as set forth in “The High-Tech Global Compensation Survey: Executive Functional Area,” provided by Culpepper and Associates, Inc. (“Culpepper”), to which the Company subscribes. Culpepper provides up-to-date, verified data for executive positions at comparable companies based on revenue, geographic location and industry sector.

     Variable Incentive Awards

     To focus each executive officer on the importance of achieving SourceForge’s goals, a substantial portion of the officer’s potential annual compensation is in the form of variable incentive pay that is tied to achievement of those goals. Accordingly, SourceForge maintains bonus programs under which executive officers are eligible to receive bonuses.

     Bonus Programs. The Company offers cash incentive bonus programs for named executive officers, management and other key employees. These programs are designed to provide cash incentives to and reward the efforts of named executive officers in maximizing the short- and long-term financial performance of the business. The Compensation Committee has discretion to increase or decrease bonuses under the incentive bonus programs based on factors determined by the Compensation Committee.

     The table below describes for each named executive officer eligible to participate in the bonus programs (i) the target percentage of base salary, (ii) the potential award range as a percentage of base salary, and (iii) the actual award earned for Fiscal Year 2007.

	Target	Payout Percentage
	Percentage of	Range of	Actual
Named Executive Officer	Base Salary	Base Salary (1)(2)	Award
Ali Jenab	50%	70% to 150%	$126,171
Richard J. Marino, Jr.(3)	50%	70% to 150%	84,855
Patricia S. Morris	50%	70% to 150%	75,102
James Jay Seirmarco	40%	70% to 150%	50,489
____________________

(1)	The incentive compensation bonus programs establish the criteria, allocations, methodologies and metrics for the payment of quarterly bonuses, if any, to SourceForge’s named executive officers. The bonus percentage allocations are fifty percent (50%) based on meeting non-GAAP earnings targets, and fifty percent (50%) based on meeting revenue targets. If SourceForge attains between 70% and 150% of either of its quarterly non-GAAP earnings and/or revenue targets, then the percentage attainment of such quarterly targets shall be multiplied by the named executive officer’s applicable potential quarterly bonus (i.e., pro rata payout). If SourceForge fails to reach 70% of a quarterly non-GAAP earnings and/or revenue targets, then there shall be no quarterly bonus payout associated with such targets (i.e., 0% payout). If SourceForge attains more than 150% of quarterly non- GAAP earnings and/or revenue targets, then the bonus payout amount shall be 150% of the applicable potential quarterly bonus (i.e., payout capped at 150%).

(2)	Use of Non-GAAP Measures: SourceForge uses non-GAAP measures of operating results and net income, which are adjusted to exclude certain costs, expenses, gains and losses that management believes appropriate to enhance an overall understanding of SourceForge’s past financial performance and also SourceForge’s prospects for the future. The Compensation Committee utilizes non-GAAP measures as a component of its measurement of and for rewarding for executive performance under incentive bonus programs, as it reasonably deems appropriate. In Fiscal Year 2007, non-GAAP exclusions included stock-based compensation expense, amortization of intangible assets and gain from sale of discontinued operations, net of income tax effects.

(3)	Mr. Marino’s employment with the Company terminated in October 2007.

     Long-Term, Equity-Based Incentive Awards

     The goal of SourceForge’s long-term equity-based incentive program is to align the interests of executive officers with SourceForge’s stockholders and to provide each executive officer with a significant incentive to manage SourceForge from the perspective of an owner with an equity stake in the business. The Compensation Committee determines the size of long-term, equity-based incentives based on each executive’s position within SourceForge and seeks to set a level that will create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, the number of unvested equity awards already held by each individual and comparable awards made to individuals in similar positions with the selected peer companies. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

     In reviewing and analyzing the awards made to similarly situated individuals at the selected peer companies, the Compensation Committee, with the assistance of its compensation consultant, compares:

  The number of shares subject to awards granted to individual in a given role or position;

  The number of shares owned, the number of option shares and/or restricted stock granted by role or position as a percentage of total shares owned, option shares granted and restricted stock awards of total common shares outstanding;

  The fair value of the grant using a Black-Scholes valuation for equity awards that is consistent with FASB Statement No. 123(R) (“FAS 123(R)”); and

  The individual’s vested and unvested equity positions.

     On a total Company basis, when appropriate, the Compensation Committee also analyzes:

  The number of shares used by a company during the year with respect to new equity awards (i.e., burn rates);

  The number of shares subject to outstanding equity awards relative to the total number of shares issued and outstanding (i.e., issued equity overhang); and

  The number of shares subject to outstanding equity awards and available for future grants relative to the total number of shares issued and outstanding (i.e., total equity overhang).

     We believe these comparisons provide important additional context for comparing the competitive level of our equity based compensation practices versus the market.

     Use of Restricted Stock

     On August 1, 2005, SourceForge began accounting for stock-based awards in accordance with the requirements of FAS 123(R). As a result of the passage of FAS 123(R), the Compensation Committee determined that it was in the best interests of SourceForge and its stockholders to grant a combination of stock options and performance shares to director-level employees and above on a going-forward basis.

     Restricted Stock with Time-Based Vesting

     On August 31, 2006, the Compensation Committee of the Board of Directors approved the grant of Restricted Stock Purchase Rights, with time-based vesting, granting the right to purchase shares of our Common Stock at a purchase price per share equal to the par value of our common stock ($.001) pursuant to the terms of our Restricted Stock Purchase Agreement, to our named executive officers in the following amounts:

Restricted Stock with
Time- based Vesting(1)
Ali Jenab	175,000
Darryll E. Dewan(2)	100,000
James Jay Seirmarco	40,000
Andrew Zeiger	40,000
____________________

(1)	Restricted stock granted with time based vesting will vest over three years following the date of grant as follows: 25% on the one year anniversary of the grant date; an additional 25% on the two year anniversary of the grant date; and the remaining 50% on the three year anniversary of the grant date, subject to the grantee continuing to serve as a service provider to the Company on each such date.

(2)	Mr. Dewan’s employment with the Company terminated in April 2007.

     On June 11, 2007, the Compensation Committee of the Board of Directors approved the grant of Restricted Stock Purchase Rights, with time-based vesting, granting the right to purchase shares of our Common Stock at a purchase price per share equal to the par value of our common stock ($.001) pursuant to the terms of our Restricted Stock Purchase Agreement, to our named executive officers in the following amounts:

Restricted Stock with
Time- based Vesting(1)
Ali Jenab	280,000
Richard Marino, Jr.(2)	80,000
Patricia S. Morris	100,000
James Jay Seirmarco	50,000
Andrew Zeiger	60,000
____________________

(1)	Restricted stock granted with time based vesting will vest over three (3) years following the date of grant as follows: 33 1/3% on the one (1) year anniversary of the grant date; an additional 33 1/3% on the two (2) year anniversary of the grant date; and the remaining 33 1/3% on the three (3) year anniversary of the grant date, subject to the grantee continuing to serve as a service provider to the Company on each such date.

(2)	Mr. Marino’s employment with the Company terminated in October 2007.

     Restricted Stock with Performance-Based Vesting

     On August 31, 2006, the Compensation Committee of the Board of Directors approved the grant of Restricted Stock Purchase Rights, with performance based vesting, granting the right to purchase shares of our common stock at a purchase price per share equal to the par value of our common stock ($.001) pursuant to the terms of our Restricted Stock Purchase Agreement, to our named executive officers in the following amounts:

Restricted Stock with
Performance- based Vesting(1)
Ali Jenab	87,500
Darryll E. Dewan(2)	37,500
Richard Marino, Jr.(3)	20,000
Patricia S. Morris	20,000
James Jay Seirmarco	12,500
Andrew Zeiger	12,500
____________________

(1)	Restricted Stock granted with performance based vesting was designed to only vest if the Company attained certain revenue and non-GAAP net income, as compared to amounts designated as revenue and non-GAAP net income objectives in the Company’s 2007 Annual Operating Plan, during the period of August 1, 2006 to July 31, 2007, subject to the grantee remaining a service provider to the Company through the date the Board of Directors, as administrator of the 1998 Stock Plan, determined whether such performance objectives had been achieved.

(2)	Mr. Dewan’s employment with the Company terminated in April 2007.

(3)	Mr. Marino’s employment with the Company terminated in October 2007.

     SourceForge’s Fiscal Year 2007 Performance Stock program was intended to focus senior management on meeting and exceeding SourceForge’s Fiscal Year 2007 annual operating plan and maximizing SourceForge’s stockholder value. Because the Company did not achieve some of the Performance Stock program goals set by the Compensation Committee at the beginning of Fiscal Year 2007, the vesting of performance stock did not occur, and the Company exercised its reacquisition rights.

     In setting the Fiscal Year 2007 Performance Stock program goals, the Compensation Committee assessed the anticipated difficulty and relevant importance to the success of SourceForge of achieving the performance goals. Accordingly, the actual awards (if any) payable for Fiscal Year 2007 were designed to vary depending on the extent to which actual performance met, exceeded or fell short of the goals approved by the Compensation Committee.

     The Compensation Committee sought to set the performance goals and weightings of such goals so as to optimally align each executive officer’s goals and compensation potential with his or her role at SourceForge and in light of internal equity considerations.

     Accounting and Tax Considerations

     SourceForge generally takes into consideration the accounting and tax effect of each component of compensation when establishing the compensation programs, practices and packages offered to SourceForge’s executive officers and aims to keep the compensation expense associated with such programs, practices and packages within reasonable levels and an established budget.

     Compliance with Section 162(m) of the Internal Revenue Code

     We have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Compensation Committee has decided that it is not appropriate at this time to take any actions that would disqualify the Company’s stock option plan or executive annual cash bonus plans from deduction.

     Change of Control and Severance Agreements

     In the event of a “change of control”,(1) Mr. Jenab will receive twelve months of “accelerated vesting”(2) and Ms. Morris and Mr. Seirmarco will receive six months of accelerated vesting.

     If we elect to terminate Mr. Jenab’s employment at any time for any reason not deemed by the Company to be for “cause,”(3) Mr. Jenab will be entitled to receive compensation equal to twelve months of his annual base salary and bonus and twelve months of accelerated vesting. Mr. Jenab may, at any time during a twelve month “extended exercise period,”(4) exercise his options with respect to shares that have accelerated pursuant to a termination not deemed to be for cause. The awarding of these benefits will be contingent, however, upon Mr. Jenab entering into a separation and release of claims agreement prepared by the Company.

     If we elect to terminate Mr. Seirmarco’s employment at any time for any reason not deemed by the Company to be for “cause,” Mr. Seirmarco will be entitled to receive compensation equal to six months of his annual base salary and six months of accelerated vesting. Mr. Seirmarco may, at any time during a six month extended exercise period, exercise his options with respect to shares that have accelerated pursuant to a termination not deemed to be for cause. The awarding of these benefits will be contingent, however, upon Mr. Seirmarco entering into a separation and release of claims agreement prepared by the Company.

____________________

(1)	“Change of control” as used herein means the closing of: (i) a merger or consolidation of the Company with or into any other corporation or other entity, or the sale of all or substantially all of the assets of the Company, unless the stockholders of the Company immediately prior to such transaction hold at least 50% of the outstanding equity securities of the entity surviving such merger or consolidation or the entity purchasing such assets, or (ii) a sale or transfer of more than 50% of the Company’s voting securities to a person or persons acting as a group, who is or are not controlled directly or indirectly by the Company, in a single transaction or series of related transitions.

(2)	“Accelerated vesting” as used herein means: (i) the immediate vesting of a number of shares subject to such executive’s stock options with the Company, equal to the number of options that would normally vest over the applicable acceleration period, and (ii) the immediate vesting of a number of shares of restricted stock in the Company held by such executive, if any, equal to the number of shares of restricted stock, if any, that would normally vest over the applicable acceleration period.

(3)	“Cause” as used herein means any of the following: (a) any act of personal dishonesty involving an executive in connection with such executive’s responsibilities as an employee of the Company; (b) the conviction of or plea of guilty or nolo contendere to a felony by an executive; (c) a willful act by an executive which constitutes gross misconduct and which is injurious to the Company; or (d) continued violations by an executive of such executive’s obligations as an employee of the Company which are demonstrably willful and deliberate on such executive’s part after there has been delivered to the executive a written demand for performance from the Company which describes the basis for the Company’s belief that he or she has not substantially performed his or her duties.

(4)	“Extended exercise period” as used herein commences on the first day after the executive’s employment with the Company is terminated and runs for the applicable extension period.

     Estimated Payments upon Termination or Change of Control

     The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of Fiscal Year 2007, and the price per share of our common stock is the closing price on the NASDAQ Global Market as of that date ($3.71). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

		Potential Payments upon
		Involuntary Termination
		Other than for Cause or
		Voluntary Termination for
		Good Reason
		Prior to	After
		Change in	Change in
Name	Type of Benefit	Control ($)	Control ($)
Ali Jenab	Cash Severance – Base Salary	$420,000	$420,000
	Cash Severance – Bonus	210,000	210,000
	Vesting Acceleration	508,582	1,017,160
	Continued Coverage of Employee Benefits	14,220	14,220
	Total Termination Benefits:	$1,152,802	$1,661.380

Patricia S. Morris	Vesting Acceleration	$—	$74,200
	Total Termination Benefits:	$—	$74,200

Jay Seirmarco	Cash Severance – Base Salary	$105,000	$105,000
	Vesting Acceleration	37,100	98,935
	Continued Coverage of Employee Benefits	2,090	2,090
	Total Termination Benefits:	$144,190	$206,205

     The following table sets forth all compensation paid or accrued during Fiscal Year 2007 to: (i) the Company’s Principal Executive Officer (PEO); (ii) the Company’s Principal Financial Officer (PFO); (iii) the 3 most highly compensated executive officers other than the PEO and PFO who were serving at the end of the last completed fiscal year; and (iv) one additional individual for whom disclosure would have been provided pursuant to (iii) but for the fact that the individual was not serving as an executive officer of the company at the end of the last completed fiscal year.

Summary Compensation Table

				Stock	All Other
Name and principal position	Year	Salary	Bonus	Awards	Compensation	Total
Ali Jenab	2007	$420,000	$126,171	$2,120,108	$ —	$2,666,279
Chief Executive Officer, President
and Director
Darryll E. Dewan(1)	2007	271,371	41,030	519,613	160,000(2)	992,014
Former Group President,
SourceForge Enterprise Software
Richard J. Marino, Jr.(3)	2007	260,000	84,795	397,900	—	742,695
Former Group President, Media
Patricia S. Morris	2007	250,000	75,102	478,480	—	803,582
Senior Vice President and
Chief Financial Officer
Andrew Zeiger	2007	197,692	—	440,138	86,132(4)	723,962
Vice President, Media Sales
James Jay Seirmarco	2007	208,538	50,489	399,848	—	658,875
Vice President, General Counsel and
Corporate Secretary
____________________

(1)	Mr. Dewan’s employment with the Company terminated in April 2007.

(2)	Represents severance paid to Mr. Dewan in accordance with separation agreement between Mr. Dewan and Company effective May 11, 2007. A copy of the separation agreement was filed as Exhibit 10.1 to Company’s Current Report Form 8-K dated April 30, 2007 (SEC Film No. 07821021).

(3)	Mr. Marino’s employment with the Company terminated in October 2007.

(4)	Represents commissions paid to Mr. Zeiger in accordance with Company’s Fiscal Year 2007 compensation plan for Company’s advertising and sponsorship sales organization.

     The following table presents information concerning each grant of an award made to a named executive officer in Fiscal Year 2007 under any plan.

Grants of Plan-based Awards

		All Other Stock	Grant Date Fair
		Awards: Number	Value of Stock and
Name	Grant Date	of Shares of Stock	Option Awards
Ali Jenab	8/31/2006	175,000	$3.78
Chief Executive Officer, President and Director	6/11/2007	280,000	4.03
Darryll E. Dewan(1)	8/31/2006	100,000	3.78
Former Group President,
SourceForge Enterprise Software
Richard J. Marino, Jr.(2)	6/11/2007	80,000	4.03
Former Group President, Media
Patricia S. Morris	6/11/2007	100,000	4.03
Senior Vice President and Chief Financial Officer
James Jay Seirmarco	8/31/2006	40,000	3.78
Vice President, General Counsel and Corporate Secretary	6/11/2007	50,000	4.03
Andrew Zeiger	8/31/2006	40,000	3.78
Vice President, Media Sales	6/11/2007	60,000	4.03
____________________

(1)	Mr. Dewan’s employment with the Company terminated in April 2007.

(2)	Mr. Marino’s employment with the Company terminated in October 2007.

     The following table presents information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of the end of Fiscal Year 2007.

Outstanding Equity Awards at Fiscal Year-end

	OPTION AWARDS				STOCK AWARDS
	Number of	Number of			Number	Market Value
	Securities	Securities			of Shares	of Shares
	Underlying	Underlying			or Units of	or Units of
	Unexercised	Unexercised	Option	Option	Stock That	Stock That
	Options	Options	Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested
Ali Jenab	393,750	—	$ 8.13	02/16/2011	—	$—
Chief Executive Officer, President	400,000	—	3.00	06/14/2011	—	—
and Director	—	—	—	—	542,500	2,012,133
	200,000	—	1.27	12/04/2012	—	—
	325,000	—	2.98	12/10/2013	—	—
	487,500	—	2.45	07/01/2014	—	—

Darryll E. Dewan(1)	456,238	—	4.57	10/27/2013	—	—
Former Group President,	—	—	2.98	12/10/2013	—	—
SourceForge	176,183	—	2.45	07/01/2014	—	—
Enterprise Software	43,762	—	4.57	10/27/2013	—	—

Richard J. Marino, Jr.(2)	145,832	354,168	4.74	05/15/2016	—	—
Former Group President, Media	—	—	—	—	100,000	370,900

Patricia S. Morris	100,000	300,000	4.12	07/05/2016	—	—
Senior Vice President and	—	—	—	—	120,000	445,080
Chief Financial Officer

James Jay Seirmarco	—	—	—	—	102,500	380,173
Vice President, General Counsel	10,000	—	54.11	09/13/2010	—	—
and Corporate Secretary	20,000	—	8.75	12/06/2010	—	—
	40,000	—	3.00	06/14/2011	—	—
	40,000	—	2.98	12/10/2013	—	—
	60,000	—	2.45	07/01/2014	—	—
	50,000	—	1.90	09/30/2014	—	—
Andrew Zeiger	15,251	—	1.99	10/29/2014	—	—
Vice President, Media Sales	—	—	—	—	112,500	417,263
	54,699	—	2.00	11/03/2014	—	—
____________________

(1)	Mr. Dewan’s employment with the Company terminated in April 2007.

(2)	Mr. Marino’s employment with the Company terminated in October 2007.

     The following table presents information concerning the aggregate number of shares for which options were exercised, and the aggregate number of shares that vested, during Fiscal Year 2007 for each of the named executive officers.

Option Exercises And Stock Vested

	OPTION AWARDS
	Number of
	Shares
	Acquired on	Value Realized
Name	Exercise	on Exercise
Ali Jenab	735,000	$2,277,434
Chief Executive Officer, President and Director
Darryll E. Dewan.(1)	37,000	81,165
Former Group President, SourceForge Enterprise Software
Richard J. Marino, Jr.(2)	—	—
Former Group President, Media
Patricia S. Morris	—	—
Senior Vice President and Chief Financial Officer
James Jay Seirmarco	88,391	279,241
Vice President, General Counsel and Corporate Secretary
Andrew Zeiger	180,000	450,173
Vice President, Media Sales
____________________

(1)	Mr. Dewan’s employment with the Company terminated in April 2007.

(2)	Mr. Marino’s employment with the Company terminated in October 2007.

Equity Compensation Plan Information

     The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under SourceForge’s equity compensation plans as of July 31, 2007.

	A	B	C
	Number of	Weighted	Number of securities
	securities to be	average	remaining available for
	issued upon	exercise	future issuance under
	exercise of	price of	equity compensation plan
	outstanding	outstanding	(excluding securities
Plan Category(1)	options	options	reflected in column A)
Equity compensation plans approved by stockholders	6,500,635(2)	$3.89	9,131,900(3)-(4)
____________________

(1)	The table does not include information for equity compensation plans assumed by the Company in acquisitions. As of July 31, 2007, a total of 69,611 shares of the Company’s common stock remain issuable and outstanding upon exercise of options granted under plans assumed by the Company in its acquisition of OSTG, Inc. The weighted average exercise price of all outstanding options granted under these plans at July 31, 2007 is $39.19. The Company does not grant additional awards under these assumed plans.

(2)	Includes 5,795,633 options outstanding under the Company’s 1998 Stock Plan and 705,002 options outstanding under the Company’s 1999 Director’s Plan.

(3)	Subject to the terms of the 1998 Stock Plan, an annual increase is to be added on the first day of the Company’s fiscal year equal to the lesser of: 4,000,000 shares, or 4.9% of the outstanding shares on the first day of the new fiscal year or an amount determined by the Board of Directors.

(4)	Subject to the terms of the 1999 Directors Plan, an annual increase is to be added on the first day of the Company’s fiscal year equal to the lesser of: 250,000 shares, or 0.5% of the outstanding shares on the first day of the new fiscal year or an amount determined by the Board of Directors.

Compensation of Directors

     The following table provides information concerning the compensation paid by us to each of our non-employee directors for Fiscal Year 2007. Mr. Jenab, who is an employee, does not receive additional compensation for his service as a director.

	Fees Earned	Option
	or Paid in	Awards
Name	Cash	(1)(2)(3)	Total
Andrew Anker	$24,000	$62,615	$86,615
Larry Augustin(4)	14,500	15,337	29,837
Andre Boisvert(5)	19,500	15,337	34,837
Ram Gupta	30,000	44,151	74,151
Scott E. Howe(6)	2,500	29,732	32,232
Robert M. Neumeister, Jr.	35,500	44,151	79,651
Carl Redfield	27,500	44,151	71,651
David B. Wright	23,000	44,151	67,151
____________________

(1)

Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2007, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2007. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K/A for the year ended July 31, 2007, filed with the SEC on October 9, 2007. These amounts do not correspond to the actual value that may be recognized by the directors.

(2)	In fiscal 2007, our non-employee directors received the following options to purchase shares of our common stock:

			Exercise
		Number	Price Per	Grant Date
Name	Grant Date	of Shares	Share	Fair Value
Andrew Anker	12/6/2006	20,000	$4.86	$63,536
Ram Gupta	12/6/2006	20,000	4.86	63,536
Scott E. Howe	03/7/2007	80,000	4.25	223,192
Robert M. Neumeister, Jr.	12/6/2006	20,000	4.86	63,536
Carl Redfield	12/6/2006	20,000	4.86	63,536
David B. Wright	12/6/2006	20,000	4.86	63,536

(3)	As of July 31, 2007, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Aggregate
Number
Name	of Shares
Andrew Anker	120,000
Ram Gupta	60,834
Scott E. Howe	80,000
Robert M. Neumeister, Jr.	140,000
Carl Redfield	210,000
David B. Wright	150,000

(4)	Mr. Augustin declined to stand for re-election to the Board of Directors on December 6, 2006.

(5)	Mr. Boisvert declined to stand for re-election to the Board of Directors on December 6, 2006.

(6)	SourceForge’s Board of Directors appointed Mr. Howe as a Class I director effective March 7, 2007.

     Standard Director Compensation Arrangements

     SourceForge uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board of Directors. The Compensation Committee conducts an annual review of director compensation and, if appropriate, recommends any changes in the type or amount of compensation to the Board of Directors. In reviewing director compensation, the Compensation Committee takes into consideration the compensation paid to non-employee directors of comparable companies, including competitive non-employee director compensation data and analyses prepared by compensation consulting firms and the specific duties and committee responsibilities of particular directors. In addition, the Compensation Committee may make recommendations or approve changes in director compensation in connection with the Compensation Committee’s administration and oversight of our stock plan. Any change in director compensation is approved by the Board of Directors.

     Cash Compensation

     We reimburse our directors who are not officers or employees for expenses incurred in attending any Board of Directors or committee meetings. Directors who are also our officers or employees are not reimbursed for expenses incurred in attending Board of Directors or committee meetings.

     On September 5, 2007, our Board of Directors approved an updated policy for independent, non-employee Board member compensation based on recommendations from the Compensation Committee. The policy offers a total compensation package that the Board of Directors believes is commensurate with other similarly-situated public companies and aligns director and shareholder interests.

     Pursuant to the revised policy, each non-employee director receives an annual retainer of $20,000, $2,500 for in-person attendance throughout regularly-scheduled Board meetings, $1,250 for telephonic participation throughout regularly-scheduled Board meetings, and $500 for in person attendance or telephonic participation for any special unscheduled Board meetings. The chairperson of our Board receives an additional annual retainer of $10,000.

     The chairperson of the Audit Committee of our Board of Directors (the “Audit Committee”) receives an annual retainer of $10,000. The Audit Committee members receive an annual retainer of $3,000 and receive $1,500 for in-person attendance or telephonic participation for any Audit Committee meetings.

     The chairperson of our Compensation Committee receives an annual retainer of $7,500 and Compensation Committee members receive an annual retainer of $3,000. Compensation Committee members receive $500 for in-person attendance or telephonic participation for any Compensation Committee meetings.

     The chairperson of our Nominating Committee of the Board of Directors (the “Nominating Committee”) receives an annual retainer of $2,500 and Nominating Committee members receive an annual retainer of $500. Nominating Committee members receive $500 for in-person attendance or telephonic participation for any Nominating Committee meetings.

     Retainer payments will be made on a quarterly basis immediately prior to the beginning of each quarter for service to be provided during that quarter. All other director compensation payments set forth above will be made on a quarterly basis at the end of each quarter for service provided during that quarter.

     Equity Compensation

     Our non-employee directors are eligible to participate in our 1999 Director Option Plan (the “Director Plan”). On September 5, 2007, the Compensation Committee also approved an amendment to our Director Plan, pursuant to which each non-employee director who joins our Board of Directors will automatically receive a grant of an option to purchase 70,000 shares of our Common Stock on the date on which such person becomes a director, rather than 80,000 shares of our Common Stock as previously provided under the terms of the Director Plan. The shares subject to the options granted to non-employee directors vest over a three year period following the date of grant with one quarter of the total number of shares subject to the options vesting on the date of grant and one thirty-sixth of the remaining unvested shares vesting each month thereafter. Prior to September 5, 2007, at each successive annual stockholder meeting, each non-employee director who has previously served at least six consecutive months prior thereto (including our current non-employee directors) received an option to purchase 20,000 shares of our Common Stock. The shares subject to the additional options granted to non-employee directors vest over a three year period following the date of grant with one quarter of the total number of shares subject to the options vesting on the date of grant and one thirty-sixth of the remaining unvested shares vesting each month thereafter. The vesting of the options granted to our non-employee directors under the Director Plan will automatically accelerate upon a change of control of the Company. All options automatically granted to directors under the Director Plan have an exercise price per share equal to the market price of our Common Stock on the date of grant and a ten year term, but generally terminate within a specified time, as defined in the Director Plan, following the date the option holder ceases to be a director or consultant of the Company.

     Employee directors, including Mr. Jenab, are eligible to receive discretionary grants under our 1998 Stock Plan (the “1998 Plan”). Non-employee directors are also eligible to participate in the 1998 Plan. On September 5, 2007, the Compensation Committee approved a policy pursuant to which each non-employee director who has previously served at least six consecutive months prior thereto (including our current non-employee directors) will receive an annual grant of restricted stock purchase rights under our 1998 Stock Plan rather than the option to purchase 20,000 shares of our Common Stock received at each successive annual stockholder meeting described above. These restricted stock purchase rights will grant each non-employee director the right to purchase 10,000 shares of our Common Stock at a purchase price per share equal to the par value of our common stock ($.001) pursuant to the terms of a Restricted Stock Purchase Agreement. Restricted stock purchase rights granted with time based vesting will vest over one (1) year following the date of grant as follows: fifty percent (50%) immediately at the time of grant; and the remaining 50% on the one (1) year anniversary of the grant date, subject to the grantee continuing to serve as a service provider to Company on each such date.

     If approved by the stockholders, both employee directors and non-employee directors will be eligible to participate in the 2007 Equity Incentive Plan and the automatic grant policy discussed above shall continue to apply to non-employee directors and such grants shall be made pursuant to the 2007 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of October 8, 2007, certain information with respect to the beneficial ownership of our Common Stock by (i) any person, known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and each nominee seeking to become one of our directors, (iii) each of our executive officers and former executive officers named in the Summary Compensation Table appearing herein, and (iv) all of our current executive officers and directors as a group. The number and percentage of shares beneficially owned are based on the aggregate of 68,468,573 shares of Common Stock outstanding as of October 8, 2007. We do not know of any arrangements, including any pledge of our securities by any person, the operation of which may at a subsequent date result in a change of control of the Company.

		Percent
		of Common
	Number of	Stock
Names and Addresses of Beneficial Owners(1)	Shares	Outstanding
Ali Jenab(2)	2,245,616	3.2%
Darryll E. Dewan(3)	776,183	1.3%
James Jay Seirmarco(4)	481,427	*
Patricia S. Morris(5)	241,666	*
Carl Redfield(6)	194,583	*
Richard J. Marino, Jr.(7)	166,665	*
Andrew Zeiger(8)	166,377	*
David B. Wright(9)	134,583	*
Robert M. Neumeister, Jr.(10)	124,583	*
Andrew Anker(11)	105,000	*
Ram Gupta(12)	45,417	*
Scott E. Howe(13)	35,000	*
FMR Corporation(14)	8,268,198	12.1%
Trivium Capital Management LLC(15)	6,900,000	10.1%
All current directors and officers as a group (10 persons)(16)	3,774,253	5.3%
____________________

*	Represents less than 1% of the outstanding shares Common Stock.

(1)	The address of each officer and director is c/o SourceForge, Inc., Attention: Investor Relations, 650 Castro Street, Suite 450, Mountain View, CA 94041.

(2)	Includes 411,250 shares of restricted stock under the Company’s 1998 Stock Plan and 1,806,250 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(3)	Represents 776,183 shares subject to options that are exercisable within sixty (60) days of October 8, 2007. Mr. Dewan is a former executive officer of the Company. His employment with the Company terminated on April 30, 2007.

(4)	Includes 90,000 shares of restricted stock under the Company’s 1998 Stock Plan and 385,000 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(5)	Includes 100,000 shares of restricted stock under the Company’s 1998 Stock Plan and 141,666 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(6)	Represents 194,583 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(7)	Represents 166,665 shares subject to options that are exercisable within sixty (60) days of October 8, 2007. Mr. Marino is a former executive officer of the Company. His employment with the Company terminated on October 5, 2007.

(8)	Includes 90,000 shares of restricted stock under the Company’s 1998 Stock Plan and 69,650 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(9)	Represents 134,583 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(10)	Represents 124,583 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(11)	Represents 105,000 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(12)	Represents 45,417 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(13)	Represents 35,000 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

(14)	The address for FMR Corporation is 82 Devonshire Street, Boston, MA 02109. Based solely on information included on a Schedule 13G filed on February 14, 2007, FMR Corporation had sole dispositive power over 8,268,198 of the shares listed above. Pursuant to the instructions in Item 7 of Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,268,198 shares of the Company’s Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Small Cap Stock Fund, amounted to 6,347,418 shares the Company’s Common Stock outstanding.

(15)	The address for Trivium Capital Management LLC is 600 Lexington Avenue, 23rd Floor, New York, NY 10022. Based solely on information included on a Schedule 13G filed on October 10, 2007, Trivium Capital Management LLC had sole voting power over 6,675,060 of the shares listed above and sole dispositive power over 6,900,000 of the shares listed above.

(16)	Includes the shares beneficially owned by our current directors and officers set forth on the above table as well as 3,819,880 shares subject to options that are exercisable within sixty (60) days of October 8, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during Fiscal Year 2007, all of our executive officers, directors and ten-percent stockholders complied with all applicable filing requirements.

RELATED PARTY TRANSACTIONS

     In October 2002, we adopted our Code of Conduct, which governs, among other things, related-party transactions. Under our Code of Conduct, related party transactions are disfavored and are therefore avoided wherever possible. Nonetheless, if a related-party transaction with a non-executive officer or non-director is deemed “unavoidable,” such proposed transaction must first be fully disclosed to the Company’s Chief Financial Officer (“CFO”). If the CFO determines that the proposed related-party transaction is material to the Company, then the transaction must be reviewed and approved in writing by the Company’s Audit Committee in advance of consummating the proposed transaction. In addition, any proposed related-party transaction involving a director or executive officer of the Company must be reviewed and approved in writing in advance by the disinterested members of the Company’s Audit Committee.

     In our last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described under “Change of Control and Severance Agreements” and (2) as described below.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements will require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

     The information contained in this report shall not be deemed to be “soliciting material” or “ filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter adopted by the Board of Directors (which was attached as Appendix A to the Fiscal Year 2005 Proxy Statement). As described more fully in its charter, the purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements; approve the hiring and firing of the independent auditors; assist the Board of Directors in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) our internal accounting and financial controls; prepare the report that the rules of the SEC require to be included in our annual proxy statement; provide the Board with the results of its monitoring and recommendations derived therefrom; and provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board of Directors.

     Our management has primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the consolidated financial statements in the Annual Report on Form 10-K/A for Fiscal Year 2007 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Review of Our Audited Financial Statements for Fiscal Year 2007

     The Audit Committee discussed with Stonefield Josephson, Inc. (“Stonefield Josephson”), our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited financial statements in the Annual Report of Form 10-K/A for Fiscal Year 2007 with accounting principles generally accepted in the United States, Stonefield Josephson’s judgments as to the quality, not just the acceptability, of our accounting policies and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Stonefield Josephson required by Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees) and has discussed with Stonefield Josephson its independence.

     The Audit Committee discussed with Stonefield Josephson the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held eleven (11) meetings during Fiscal Year 2007.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended, and the Board of Directors approved, including the audited financial statements in the Annual Report on Form 10-K/A for Fiscal Year 2007 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder ratification, the selection of Stonefield Josephson as our independent registered public accounting firm for Fiscal Year 2008.

Respectfully Submitted By:

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Neumeister, Jr., Chairman
Ram Gupta
Andrew Anker

OTHER MATTERS

     The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: November 1, 2007

Appendix A

SOURCEFORGE, INC.

2007 EQUITY INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Plan are:

  to attract and retain the best available personnel for positions of substantial responsibility,

  to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business.

          The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

     2. Definitions. As used herein, the following definitions will apply:

          (a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

          (d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e) “Board” means the Board of Directors of the Company.

          (f) “Change in Control” means the occurrence of any of the following events:

               (i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

               (ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

               (iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

          (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

          (i) “Common Stock” means the common stock of the Company.

          (j) “Company” means SourceForge, Inc., a Delaware corporation, or any successor thereto.

          (k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          (m) “Director” means a member of the Board.

          (n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

          (r) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

          (s) “Fiscal Year” means the fiscal year of the Company.

          (t) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

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          (v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (w) “Option” means a stock option granted pursuant to the Plan.

          (x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) “Participant” means the holder of an outstanding Award.

          (z) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

          (aa) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

          (cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (ee) “Plan” means this 2007 Equity Incentive Plan.

          (ff) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

          (gg) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (jj) “Service Provider” means an Employee, Director, or Consultant.

          (kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

          (mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (nn) “Successor Corporation” has the meaning given to such term in Section 14(c) of the Plan.

     3. Stock Subject to the Plan.

          (a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 5,250,000 Shares plus (i) any Shares subject to stock options or similar awards granted under the Company’s 1998 Stock Plan (the “1998 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1998 Plan that are forfeited to or repurchased by the Company, (ii) any Shares subject to stock options or similar awards granted under the Company’s 1999 Director Option Plan (the “1999 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1999 Plan that are forfeited to or repurchased by the Company. The Shares may be authorized, but unissued, or reacquired Common Stock.

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          (b) Full Value Awards. Any Shares subject to Awards granted with an exercise price less than the Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

          (c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

          (d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

               (iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

               (iv) to determine the terms and conditions of any, and with the approval of the Company’s stockholders, to institute an Exchange Program;

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               (v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

               (vii) to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

               (viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (ix) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

               (x) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

     5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Stock Options.

          (a) Limitations.

               (i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

               (ii) The following limitations will apply to grants of Options:

                    (1) No Participant will be granted, in any Fiscal Year, Options to purchase more than 2,000,000 Shares.

                    (2) In connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

                    (3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

                    (4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.

          (b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

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          (c) Option Exercise Price and Consideration.

               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

               (iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

          (d) Exercise of Option.

               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

               An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

               (ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by

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the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

               (v) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

     7. Restricted Stock.

          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 600,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to Restricted Stock granted to Employees, and except as otherwise provided in Section 14(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock (provided, however, that the

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number of Shares of Restricted Stock eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

          (f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

          (i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     8. Restricted Stock Units.

          (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 600,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

          (b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to Restricted Stock Units granted to Employees, and except as otherwise provided in Section 14(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units (provided, however, that the number of Restricted Stock Units eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

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          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

          (f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     9. Stock Appreciation Rights.

          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 2,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares.

          (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

          (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

          (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

     At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

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     10. Performance Units and Performance Shares.

          (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 600,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that with respect to Performance Units/ Shares granted to Employees, and except as otherwise provided in Section 14(c), Performance Units/Shares will not vest more rapidly than one-third (1/3rd) of the total number of Performance Units/Shares subject to an Award each year from the date of grant (or, if applicable, the date an Employee begins his or her employment with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares (provided, however, that the number of Performance Units/Shares eligible for such accelerated vesting shall not exceed 5% of the total number of Shares reserved for issuance under the Plan) or for accelerated vesting upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement.

          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

          (g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/ Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

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     11. Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow from operating activities; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; net income; operating income; profit before tax; revenue; or sales growth. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

     12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

     13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

     14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

     In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition,

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if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

     For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

     Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

     15. Tax Withholding

          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

     16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

     18. Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

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     19. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     20. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

     22. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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650 CASTRO STREET SUITE 450 MOUNTAIN VIEW, CA 94041
VOTE BY INTERNET -www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on December 4, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SourceForge, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on December 4, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SourceForge, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Attend the Company's Annual Meeting of Stockholders on December 5, 2007 at 9:00 a.m., local time, at SourceForge, Inc. corporate headquarters located at 650 Castro Street, Suite 450, Mountain View, CA 94041, and vote in person at the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SNFRG1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SOURCEFORGE, INC.

The Board recommends a vote “FOR” all Nominees for Director and “FOR” Proposal 2 and 3.

Vote On Directors

1.	To elect two (2) Class II directors to serve for a three year term and until their successors are duly elected and qualified (Proposal One);

	01)	Andrew Anker	02)	Carl Redfield

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
Vote On Proposals		For	Against	Abstain

2.	To approve the 2007 Equity Incentive Plan (Proposal Two);	☐	☐	☐

3.	To ratify the appointment of Stonefield Josephson, Inc. as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2008 (Proposal Three).	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Proxy. Only stockholders of record at the close of business on October 8, 2007 are entitled to notice of and to vote at the meeting.

Mountain View, California November 1, 2007	Sincerely, Jay Seirmarco Secretary

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name appears on the stock certificate(s), date and return this Proxy promptly in the reply envelope provided or vote by Internet or by telephone. Please correct your address (on reverse side) before returning this Proxy. If shares are held by joint tenants or as community property, both should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SOURCEFORGE, INC.

This Proxy is solicited on behalf of the Board of Directors

2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 5, 2007

YOUR VOTE IS IMPORTANT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2007 Annual Meeting of Stockholders. The Proxy Statement and the related proxy form are being distributed on or about November 1, 2007. You can vote the shares using one of the following methods:

·	Vote through the Internet at the website shown on the proxy card;

·	Vote by telephone using the toll-free number shown on the proxy card;

·	Vote by mail by completing and returning a written proxy card; or

·	Attend the Company's 2007 Annual Meeting of Stockholders and vote in person.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 4, 2007. Internet and telephone voting are available 24 hours per day; if you vote via the Internet or telephone, you do not need to return a proxy card.

All stockholders are cordially invited to attend the meeting, however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 5, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SourceForge, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, December 5, 2007 at 9:00 a.m., local time, at the Company's corporate headquarters located at 650 Castro Street, Suite 450, Mountain View, CA 94041, for the purposes stated on the reverse side of this proxy card.

The signatory on the reverse side of this proxy card (the “Signatory”), revoking all prior proxies, hereby appoints Ali Jenab and Patricia S. Morris, and each of them, as proxies and attorneys-in-fact (the “Proxies”), with full power of substitution, to represent and vote on the matters set forth in this proxy all shares of the common stock of the Company held or owned by or standing in the name of the Signatory on the Company’s books that the Signatory would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 5, 2007, at 9:00 a.m. local time, at the Company's corporate headquarters located at 650 Castro Street, Suite 450, Mountain View, CA 94041 and any continuation or adjournment thereof, with all powers the Signatory would possess if personally present at the meeting.

The Signatory hereby directs and authorizes said Proxies and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side of this proxy card, or, if no specification is made, to vote in favor of the election of all director nominees listed herein, in favor of the approval of the 2007 Equity Incentive Plan and in favor of the ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent registered public accounting firm. The Signatory hereby further confers upon said Proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters that may properly come before the Annual Meeting of Stockholders of the Company or any adjournment(s) or postponement(s) thereof.

The Signatory hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, "FOR" THE APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE